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                                                                      EXHIBIT 21

                                  SUBSIDIARIES
                                       OF
                        INTERUNION FINANCIAL CORPORATION

Name of Subsidiary                     Jurisdiction of Incorporation
------------------------------        -----------------------------------------


Guardian Timing Services Inc.         Ontario, Canada

Bearhill Limited                      British Virgin Islands

I & B Inc.                            State of Delaware

Credifinance Securities Ltd.          Ontario, Canada

Credifinance Capital Inc.             Ontario, Canada

Reeve, Mackay & Associates, Ltd.      Ontario, Canada


NOTE:  All subsidiaries do business under their official names.



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